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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 5, 1998 (except as to Note 13 as to which the date is April 6, 1998) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-50297) and related Prospectus of Jeepers! Inc. for the registration of shares of its common stock.

                                          Ernst & Young LLP

Boston, Massachusetts

April 24, 1998